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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS AND STOCKHOLDERS
FOREST OIL CORPORATION

We consent to the incorporation by reference in the Registration Statements (No. 333-16125) on Form S-3 of Forest Oil Corporation of our report dated February 20, 1996, relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K/A of Forest Oil Corporation and to the reference to our firm under the heading "Experts" in the registration statement. Our report on the consolidated financial statements refers to a change in the method of accounting for oil and gas sales from the sales method to the entitlements method effective January 1, 1994 and to changes in the method of accounting for postretirement benefits other than pensions and income taxes in 1993.

                                                    KPMG PEAT MARWICK LLP

Denver, Colorado
January 28, 1997